UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2009

RUBICON FINANCIAL INCORPORATED

 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Newport Place, Suite 600 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Officer - Effective May 4, 2009, the Registrant’s interim COO agreement with Bootstrap Real Estate Investments, LLC expired. Under the agreement with Bootstrap, Mr. Todd Vande Hei, as the Managing Member of Bootstrap, performed the duties and responsibilities of chief operating officer for the Registrant. As a result of the expiration of the agreement, Mr. Vande Hei is no longer serving as the Registrant’s interim chief operating officer.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following disclosure is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On April 16, 2009 the United States Attorney for the District of Delaware filed indictments against seven individuals, including Joseph Mangiapane, Jr., the Registrant’s chief executive officer, principal financial officer, president, secretary and treasurer, alleging various unlawful acts. Mr. Mangiapane, who was a registered representative with AIS Financial, Inc. (“AIS”), a registered broker/dealer, at all times relevant to the allegations (August 2006 to February 2007), was served with his indictment on May 20, 2009. In addition, on May 20, 2009, the SEC filed a civil complaint against the same seven individuals, and one additional individual, alleging violations of the antifraud, registration, and other provisions of the federal securities laws. A copy of the SEC complaint can be found on the SEC’s website at www.sec.gov.

In addition, the Registrant deemed it imperative to clarify certain misstatements in the Delaware action and SEC complaint as relates to the ownership and management of AIS. On April 12, 2006, the Registrant originally agreed to acquire AIS (then known as “Advantage Investment Strategies, Inc.”), pursuant to an agreement and plan of merger. On July 17, 2006, the Registrant entered into a Termination Agreement whereby the Agreement and Plan of Merger with Advantage Investment Strategies, Inc. was terminated because the respective Boards of Directors of the Registrant and Advantage Investment Strategies determined that the proposed merger with Advantage Investment Strategies were no longer consistent with, and in furtherance of, their respective business strategies and goals.

Further, almost a year after terminating the merger with Advantage Investment Strategies, on June 15, 2007, the Registrant acquired a 24.9% minority interest in AIS through the issuance of 100,000 shares of its common stock and a cash payment of $100,000 to AIS’s sole owner and principal, Marc Riviello, also one of the individuals indicted. On June 3, 2008, the Registrant entered into a Stock Repurchase and Settlement Agreement with AIS and Mr. Riviello whereby the Registrant returned the 24.9% of AIS in exchange for the cancellation of 100,000 shares of its common stock initially issued as partial payment of the purchase and an unsecured promissory note from Mr. Riviello in the amount of $100,000.  Therefore, the Registrant did not own or control AIS during the period set forth in the SEC complaint, August 2006 to February 2007, and never participated in the management of AIS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr., Chief Executive Officer

Date: June 8, 2009